CONSULTING AGREEMENT
                           MEDICAL ADVISORY BOARD

      THIS AGREEMENT (the "Agreement") is made and entered into this 1st day of October, 2001 between Howard Wernick ("Consultant") and Vital Living, Inc., a Nevada corporation (the "Company").

                                  RECITALS

     WHEREAS, the Company develops and distributes clinical based nutritional products and requires assistance of individuals experienced in the natural health care products industry to advise it in connection with its development, formulation, and testing of new and existing products; and

      WHEREAS, the Company desires to engage Consultant to advise it with regard to its products and Consultant desires to accept such engagement.

      NOW, THEREFORE, for receipt of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                            TERMS AND CONDITIONS

      1. Engagement and Scope. The Company hereby engages Consultant to perform independent consulting services (the "Services") for the Company, and Consultant hereby accepts such engagement upon the terms and conditions hereinafter set forth. Consultant shall consult, advise, assist and perform such duties, assume such responsibilities and devote such time, attention and energy to the business of the Company as reasonably necessary. Consultant's duties shall include, but not limited to, the following:

               (a) Act in an advisory capacity to the Company by becoming a member of the Company's nutritional advisory board (the "Advisory Board") and fulfilling all the duties of a member of the board including attending all board meetings, which shall be held at least four times annually;

               (b) Assist in the creation and development of products and product descriptions and scientifically support all representations and claims made by the Company as to the efficacy of its products;

               (c) Consult with manufacturers, chemists and other necessary companies and individuals to finalize product formulas and concepts.

               (d) Provide narration, scripting and appear in media presentations, the format of which shall include but not be limited to written, audio, and video, that promote the Company and products produced or sold by the Company;

               (e)   Be  available to appear at and participate in  corporate
               rallies,   meetings,  conference  calls,  or  other  corporate
               promotional functions a maximum of five times per year;

               (f) Perform such additional services in connection with its engagement as the Company and Consultant may agree upon; and

               (g) Allow the Company to utilize the Consultant's CV and picture on its corporate literature subject to Consultant's approval, said approval not to be unreasonably withheld.

In performing the duties required under this Agreement, Consultant, at all times, shall exercise his professional independent judgment, based on his training, experience and expertise. Consultant shall at all times comply with the ethical rules and opinions of the professional organizations of which he is a member. If any conflict arises between Consultant's duties hereunder and Consultant's ethical obligations, Consultant shall immediately bring the matter to the attention of the chief executive officer, president or chairman of the board of directors of the Company.

      2. Term and Termination of Agreement. The term of this Agreement shall begin on the date hereof and shall continue for three years thereafter, unless earlier terminated as set forth herein.

               (a) By the Company. This Agreement may be terminated by the Company with or without cause by giving the Consultant ten
               (10) days written notice.

               (b) By Consultant. Notwithstanding any provision of this Agreement to the contrary, this Agreement may be terminated by the Consultant with or without cause. Consultant is required to give a minimum of 90 days notice to terminate the agreement without cause. For the purposes of this subparagraph "Cause" shall mean the Company's insolvency or bankruptcy, a misrepresentation of any fact by the Company inducing any action by Consultant.

               (c) By Death or Permanent Disability. This Agreement shall terminate, without Cause, upon the death or permanent disability of Consultant. For purposes Agreement, the term "permanent disability" shall mean that Consultant is unable, by reason of independently substantiated medical or psychological condition, to carry out or perform the duties required of him hereunder, with or without reasonable accommodation, for a continuous period of at least ninety (90) days.

          3. Compensation; Stock Warrants. As an inducement for the Consultant to begin and to perform all services rendered under this Agreement, the Company agrees to issue the Consultant stock warrants, (the "Warrants") giving the Consultant the right to purchase three hundred thousand shares (300,000) of common stock $0.001 par value, of the Company (the "Warrant" shares), which are to be fully earned and become fully vested and exercisable as of the effective date of the Agreement. The exercise price of the Warrant Shares shall be THIRTY-FIVE CENTS ($.35) per share.

                    (a) Medical Malpractice Insurance. For the term of this Agreement, the Company shall pay for and continue to maintain the Consultant's medical malpractice insurance premium at coverage levels currently maintained and paid for by the Company as of the date of this Agreement. Company shall pay said premium as required to sustain the medical malpractice tail coverage indefinitely as described herein which the Company understands to equate to no more than approximately one additional year's premium.

   The warrant rights granted hereby shall be cumulative. The Warrants shall be exercisable at any time and from time to time, in whole or in part; provided, however, that warrants may be exercised for no longer than three (3) years from the date of this Agreement. The warrants shall be exercised by written notice directed to the Company, accompanied by a check payable to the Company for the Warrant shares being purchased. The Company shall make immediate delivery of such purchased shares, fully paid and non-assessable, registered in the name of Consultant. The certificates evidencing such shares shall bear the following restrictive legend, unless and until such shares have been registered in accordance with the Securities and Exchange Act of 1933, as amended (the "Act"):

   THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND THE SECURITIES LAWS OR ANY APPLICABLE JURISDICTIONS OR UNLESS PURSUANT TO ANY EXEMPTION THEREFROM.

   The Company shall use its best efforts to register the Warrant Shares under the Act at the earlier of such time as it registers shares issuable pursuant to a qualified employee stock option plan or such time as it registers shares beneficially owned by or issued to executive officers or directors of the Company, or after one year, at the written request of the Consultant.

   If, and to the extent that the number of shares of common stock of the Company shall be increased or reduced by an action other than for value, including but not limited to change of par value, split, reclassification, distribution or a dividend payable in stock, or the like, the number of shares subject to the Warrant and the warrant price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, Consultant shall be entitled to receive warrants covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the warrant immediately after any such reorganization, consolidation, or merger over the aggregate warrant price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the Warrant immediately before such reorganization, consolidation, or merger over the aggregate warrant price of such shares, and the new warrant or assumption of the old Warrant shall not give Consultant additional benefits which he did not have under the old Warrant, or deprive him of benefits which he had under the old Warrant.

   Consultant shall have no rights as a stockholder with respect to the Warrant Shares until exercise of the Warrant and payment of the Warrant Price as herein provided.

      4.    Expenses.   Company  shall reimburse  Consultant  for  reasonable
business and travel expenses Consultant incurs as a result of his performance hereunder.

      5. Consultant Statements, Acts. Consultant shall not make any statement, which would be deleterious to the reputation and good will of the Company or any of its officers, directors or employees.

     6.   Confidentiality of Information.

                     (a) Since the work for which the Consultant is to be retained will include knowledge and information of a confidential nature to, or which is a trade secret of, the Company Consultant shall receive such knowledge and information in confidence, and shall not (except as required in the conduct of the Company's business or as authorized in writing by the Company), publish, disclose, or make any use of any such information or knowledge, or authorize anyone else to do so, unless and until such information or knowledge shall have ceased to be secret or confidential as evidenced by general public knowledge.

                    (b) Since the work of which Consultant shall be retained may include access to knowledge or information of a confidential nature to, or is a trade secret of, or relates in any way to, a customer, distributor, distribution method, marketing of products or supplier of the Company, Consultant shall receive such knowledge and information in confidence and shall execute and abide by any agreement which, in the opinion of the Company, is necessary to protect the interest of the Company's customers, distributors or suppliers in such knowledge or information.

                       (c) Consultant specifically acknowledges the confidential nature of all information relating in any manner whatsoever to the formulas, prices, costs, engineering, distribution method, marketing of products, technical data, and manufacturing processes of the Company, whether or not Consultant is specifically instructed as to the confidential nature of the information or not, and shall not disclose such information in accordance with the terms of this paragraph.

      7. Return of Proprietary Subject Matter. All documents, written information, notebooks, records and any other information relating to confidential information or trade secrets of the Company or its customers, suppliers or distributors, and all tangible work product created by Consultant pursuant to this Agreement, shall be the property of the Company and shall be delivered by Consultant to the Company on termination of this Agreement.

      8. Non-Competition Agreement. Consultant acknowledges that the business plan of the Company is dependent on the Company's relationship with businesses engaged in the camping industry and therefore Consultant agrees that during the term of this Agreement, he will not, directly or indirectly, whether as a partner, employee, agent, consultant, advisor, owner, stockholder, lender or in any other capacity, engage in, or have any association with any entity in the camping industry with respect to the distribution of natural health care products without prior written approval from the Company, which approval may be withheld by the Company in its sole and absolute discretion.

      9. Indemnification. The Company shall indemnify, defend and hold harmless Consultant from any claims arising out of the performance of the duties described in paragraph 1 hereunder or his membership on the Advisory Board, except for actions arising out of conduct by the Consultant that constitutes gross negligence in the performance of those duties.

     10. Arbitration. Any and all controversies, disputes or claims arising out of or relating to this Agreement, or any breach thereof, shall be resolved by arbitration at the election or either party in accordance with the rules then observed by the American Arbitration Association, and judgment upon any award rendered by the arbitration may be entered by any court of competent jurisdiction.

     11. Assignment of Inventions. Consultant will disclose promptly to the Company all discoveries, improvements, inventions, and ideas conceived or made by Consultant, either individually by Consultant or with others, during the term of this Agreement, which are related to the actual or anticipated business of the Company. Consultant hereby assigns all such discoveries, improvements, inventions, and ideas to the Company and will treat such information as confidential information in accordance with Section 6 hereof. Consultant will execute all documents that the Company may request to evidence that such discoveries, improvements, inventions, and ideas are the exclusive property of the Company, including, without limitation, assignments of the same. All productions, presentations or research made, developed, or discovered by Consultant shall also become the property of the Company.

      12. Notices. All notices require to be given under this Agreement to either party shall be in writing, and deemed duly given if delivered by hand, or if addressed and mailed by certified mail, return receipt requested, to the address set forth below its name:

          CONSULTANT:    Howard Wernick
                         6502 N. 29th Street
                         Phoenix, AZ  85016

          COMPANY:       Vital Living, Inc.
                         2800 S. Rural Rd.
                         Tempe, AZ  85282

       13. Assignment. This Agreement, and Consultant's rights and obligations hereunder, may not be assigned by Consultant without the express consent of the Company. The Company may assign its rights, together with its obligations hereunder, to any of its affiliates or in connection with any sale, transfer or other disposition of all or substantially all of its business or assets. This Agreement and the obligations of the Company arising hereunder shall be binding on all successors and assigns, or transferee of the assets of the Company.

      14. Waiver of Breach. The waiver by either party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent beach.

      15. Remedies. In the event of breach of any of the terms of this Agreement by either party hereto, the non-breaching party will be entitled, where appropriate, to apply for an obtain injunctive relief in any court of competent jurisdiction without limitation as to any other or future remedies which may be available.

      16. Survival of Obligations. No termination of this Agreement or of Consultant's work hereunder for any reason shall relieve Consultant of or release Consultant from those obligations set forth in Paragraphs 5, 6, and 7 of this Agreement, which obligations shall survive such termination.

      17. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the engagement of the Consultant by the Company and contains all of the covenants and agreements between the parties with respect to such engagement.

      18.   Severability.   If  any provisions of  this  Agreement  shall  be
unenforceable the remaining provisions shall, nonetheless, remain in full force and effect.

      19.   Modifications.   This  Agreement  may  be  amended,  modified  or
superseded and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto.

      20. Separate Counterparts. This Agreement may be executed in separate counterparts, which shall collectively and separately be considered one and the same Agreement. No party shall be bound by this Agreement unless and until all parties have executed it.

     21. Governing Law. This Agreement is executed in, shall be governed by and construed in accordance with the laws of the State of Arizona.

      22. Headings. The headings of the paragraphs are for reference only and are not part of the Agreement or to be used to construe terms of the Agreement.

      23. Relationship of the Parties. Each party is and shall perform it s obligations under this Agreement as an independent contractor, and as such, shall have and maintain complete control over all of their respective employees, agents and operations. Neither party nor anyone employed by it shall be, represent, purport to act or be deemed to be the agent, representative, employee, or servant of the other party.

      IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Agreement as of the date first written above.

                              VITAL LIVING, INC.
                              a Nevada corporation

                              By: /S/ Bradley D. Edson
                              Its: C.E.O.



                              /S/ Howard Wernick
                              CONSULTANT